                                                                     EXHIBIT 5.1

                     OPINION OF FULBRIGHT & JAWORSKI L.L.P.

                                  [LETTERHEAD]


                               November 13, 1997



Board of Directors


Furr's/Bishop's Incorporated


6901 Quaker Avenue


Lubbock, Texas 97413



     Re: Cafeteria Operators, L.P.


       Registration Statement on Form S-1



Ladies and Gentlemen:



     We have acted as special counsel to Cafeteria Operators, L.P., a Delaware limited partnership (the "Company"), in connection with the sale by the selling security holders named in the Registration Statement referred to below of up to $32,303,874.51 aggregate principal amount of 12% Senior Secured Notes due December 31, 2001 (the "Notes") of the Company.



     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.



     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement of the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), (ii) the Amended and Restated Indenture dated as of November 15, 1995 by and between the Company and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.), as trustee (the "Indenture"), (iii) the form of the certificates evidencing the Notes, (iv) the Certificate of Incorporation of the Company, as amended to date, and (v) resolutions adopted by the general partner of the Company relating to, among other things, the issuance of the Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.



     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of originals of such copies. Additionally, we have assumed that the Company has sufficient rights to and interest in the collateral for a security interest to attach. As to the facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company and others.



     Based upon the foregoing, we are of the opinion that the Notes are valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (i) enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) any waiver with respect to the exercise of remedies against the collateral granted pursuant to the Collateral Documents (as defined in the Indenture) may be deemed unenforceable. Notwithstanding the foregoing, with respect to Section 607 of the Indenture, we express no opinion regarding the enforceability of the Notes should limits on the compensation of trustees be enacted in the future.



     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption "Legal Matters" in the Registration Statement.



                                            Sincerely,



                                            Fulbright & Jaworski L.L.P.